Exhibit 10.61

AMENDMENT NO. 1 TO THE MOTOROLA SOLUTIONS, INC. LEGACY SENIOR OFFICER AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE PLAN
The Motorola Solutions, Inc. Legacy Senior Officer Amended and Restated Change in Control Severance Plan (the “Plan”) is hereby amended on and effective as of January 17, 2013 by the Board of Directors of Motorola Solutions, Inc. in the following particulars:

1.
Paragraph 4.2(a)(v) of the Plan is hereby amended by inserting the words “Amended and Restated” after the word “Legacy” in the title of the “Motorola Solutions, Inc. Legacy Executive Severance Plan” referenced therein.

2.
Paragraph 4.2(a)(vi) of the Plan is hereby amended by restating the first sentence of the paragraph through the (“AIP Plan”) parenthetical as follows: “if the Participant participates in the Motorola Solutions Annual Incentive Plan or the Motorola Solutions Executive Officer Short Term Incentive Plan, each as amended or restated from time to time, or any successor plan or plans thereto (“AIP Plan”)”.